                                                                    Exhibit 99.1

(WEBSENSE LOGO)

IR CONTACT:  Kate Patterson            MEDIA CONTACT:  Brigitte Engel
             Websense Inc.                             Websense Inc.
             (858) 320-8072                            (858) 320-9270
             kpatterson@websense.com                   bengel@websense.com

NEWS RELEASE

WEBSENSE REPORTS RECORD THIRD QUARTER REVENUE AND CONTINUED STRONG GROWTH IN BILLINGS

Revenue Rises 31 Percent to $21 Million and Billings Increase 33 Percent to $28.2 Million Compared to the Third Quarter of 2002

      SAN DIEGO, October 21, 2003 - Websense Inc. (NASDAQ: WBSN), the world's leading provider of employee Internet management (EIM) software, today announced financial results for the third quarter ended September 30, 2003.

      Revenue for the third quarter was a record $21 million, an increase of 31 percent from the $16.0 million reported in the third quarter a year ago. Third quarter net income was $4.2 million, or 18 cents per diluted share, compared to net income in the third quarter of 2002 of $4.0 million, or 18 cents per diluted share. Third quarter 2003 results reflected an effective tax rate of 38 percent, compared to an effective tax rate of approximately 6 percent in the third quarter of 2002.

      Websense sells subscriptions to its products primarily on a one-, two- or three-year basis, billing the entire amount to the customer up-front. The company then recognizes pro-rata portions of the total billings as subscription revenue on a monthly straight-line basis over the life of the subscriptions. Total billings in the third quarter were the highest in the company's history at $28.2 million, an increase of 33 percent compared with $21.2 million in the third quarter of 2002.

      "This record-breaking performance was the direct result of growing traction for our next-generation solutions, especially Websense Enterprise(R) v5. Our billings performance, new customer additions and record number of large transactions all suggest that Websense's innovative technology roadmap is resonating with customers and driving both more and larger commitments," said John Carrington, chairman and CEO of Websense Inc. "Websense is the only solution that includes the three critical points of policy enforcement -- at the gateway, the network and the desktop -- necessary to extend management and control of computing resources beyond URL filtering to include instant messaging, peer-to-peer file sharing and desktop applications."

      "This multi-level approach to managing the employee computing environment is particularly important as the number of new blended virus attacks continues to increase," added Carrington. "The ability to manage employee use of a broad spectrum of Internet-enabled

WEBSENSE INC.
Q3 2003 EARNINGS RELEASE (PAGE 2)


applications at multiple points of presence, and to block the execution of malicious code even after it has been introduced on the desktop, complements existing anti-virus and security measures and is a powerful competitive advantage for Websense."

THIRD QUARTER OPERATING MODEL

      Operating margin for the quarter was 30 percent, reflecting both revenue growth and continued prudent financial controls. Cost of goods sold, which includes costs associated with technical support and maintenance of the company's databases of URLs, executable applications and protocols, accounted for 7 percent of revenue. Total operating expenses were 63 percent of revenue, compared with 70 percent in the third quarter of 2002. Third quarter 2003 sales and marketing expenses reflected higher commission payments associated with the company's strong billings performance in the quarter when compared with prior quarters. Operating margin was consistent with the company's target of 30 percent for the third consecutive quarter, placing Websense among an elite group of software companies that have achieved this level of profitability.

BALANCE SHEET CONTINUES TO STRENGTHEN

      The company ended the quarter with $167.3 million in cash and investments, an increase of $10.4 million from the prior quarter, and no debt. The increase in the cash and investments balance reflected strong operating cash flow, partially offset by $1.6 million in estimated tax payments and $2.4 million spent during the third quarter to repurchase 124,000 shares of the company's common stock at an average price of $19.38. To date, Websense has repurchased 289,000 shares out of the two million shares authorized for repurchase by the Board of Directors.

      Deferred revenue -- which represents amounts billed to customers but not yet recognized as subscription revenue -- was $78.3 million at the end of the third quarter, an increase of approximately $7.2 million from the end of the second quarter of 2003, and an increase of $13.6 million year-to-date. The increase in deferred revenue reflects the amount that total billings during the quarter exceeded total subscription revenue recognized in the quarter. Deferred revenue has increased every quarter since the company's initial public offering in March 2000.

NINE MONTHS RESULTS

      For the nine months ended September 30, revenue was $59.0 million, an increase of 35 percent from the $43.6 million posted in the first nine months of 2002. Net income totaled $12.2 million, or 53 cents per diluted share, compared to $10.2 million, or 44 cents per diluted share, during the first nine months of 2002. Results for the first nine months of 2003 reflected an effective tax rate of 39 percent, compared to an effective tax rate of approximately 6 percent in the first nine months of 2002.

BUSINESS HIGHLIGHTS

      In addition to record billings and revenue performance, business highlights since the end of the second quarter include:

WEBSENSE INC.
Q3 2003 EARNINGS RELEASE (PAGE 3)


      - Websense was awarded U.S. Patent No. 6,606,659, entitled "System and Method for Controlling Access to Internet Sites." The patent covers several key areas of competitive differentiation for Websense, including a wide spectrum of policy options such as time-based quotas and filtering by time of day. Websense has additional patents pending for its WebCatcher(TM) and AppCatcher(TM) technologies.

      - The company closed more than 90 transactions greater than $50,000 and added approximately 600 customers during the quarter, increasing the number of customers to approximately 20,000 worldwide. There were significant wins in all geographic regions and across a variety of vertical markets, including Visteon, the Hong Kong and Shanghai Bank, Centrica plc, Land o' Lakes and Cox Communications. Customers outside the United States accounted for 30 percent of subscription revenue in the quarter.

      - Renewals remained strong, and significant renewing or upgrading customers included Fifth Third Bank, KPMG UK, Northrop Grumman, Countrywide Home Loans, the U.S. Department of Justice, and Hitachi Systems.

      - Seats under subscription increased by approximately 800,000 seats to approximately 15.8 million. Year-to-date, Websense has added more than two million seats to its subscription base. At the end of the third quarter, approximately one-third of all seat subscriptions included one or more of the Premium Group database categories.

      - Leveraging the company's highly sophisticated search and classification technologies, the Websense Master Database grew to
            4.9 million Web sites representing more than 1.1 billion unique Web pages. Websense has now categorized more than six million Web sites in more than 50 languages, including approximately 1.3 million dead links that have been removed from the database. Additionally, the company has identified and categorized more than 165,000 software applications and executable files in its Client Application Manager(TM) database.

      - The company received the Global Market Leadership Award in Web filtering from Frost & Sullivan, a leader in growth consulting. The award recognizes Websense for its market share leadership and excellence in all areas of the market, including the identification of market challenges, drivers and restraints, as well as strategy development and methods of addressing these market dynamics.

FOURTH QUARTER OUTLOOK

      Websense provides guidance on its anticipated financial performance in the coming quarter based on its assessment of the current business environment. In providing quarterly guidance, the company emphasizes that its forward-looking statements are based on current expectations and disclaims any obligation to update the statements as conditions change.

WEBSENSE INC.
Q3 2003 EARNINGS RELEASE (PAGE 4)


      The company expects year-over-year revenue growth in the fourth quarter of 2003 to be in the range of 28 to 29 percent. Based on this revenue, earnings are expected to be approximately 19 cents per diluted share and will reflect a 38 percent effective tax rate.

CONFERENCE CALL

      Websense is hosting a conference call and simultaneous Webcast today at 5:00 p.m. (EDT) to discuss these results. To participate in the call, investors should dial (800) 374-0879 (domestic) or (706) 643-7555 (international) ten minutes prior to the scheduled start of the call and reference call no. 3022709. The Webcast may be accessed via the Internet at www.websense.com/investors. An audio archive of the Webcast will be available on the company's Web site through December 31 and a taped replay of the call will be available for one week at
(800) 642-1687 or (706) 645-9291, passcode 3022709.

NON-GAAP FINANCIAL MEASURES

      This press release includes financial measures for billings that are not numerical measures that can be calculated in accordance with generally accepted accounting principles (GAAP). Websense has provided this measurement in press releases reporting financial performance, presently and in the past, because this measurement provides a consistent basis for understanding the company's sales activities in the current period. The company believes the billings measurement is useful to investors because the GAAP measurements of revenue and deferred revenue in the current period include subscription contracts commenced in prior periods. A reconciliation of billings and deferred revenue for the third quarter of 2003 is set forth at the end of this press release.

ABOUT WEBSENSE INC.

      Websense Inc. (Nasdaq: WBSN) is the world's leading provider of employee Internet management solutions. Websense Enterprise software enables organizations to manage how employees use their computing resources, including Internet access, desktop applications and network bandwidth. These solutions help improve productivity and security, conserve information technology resources, and mitigate legal liability for our customers. Websense serves approximately 20,000 customers worldwide, including many of the world's largest corporations. For more information, visit www.websense.com.

                                      # # #

This press release contains forward-looking statements that involve risks, uncertainties, assumptions and other factors which, if they do not materialize or prove correct, could cause Websense's results to differ materially from historical results or those expressed or implied by such forward-looking statements. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements, including statements containing the words "planned," "expects," "believes," "strategy," "opportunity," "anticipates" and similar words. These statements may include, among others, plans, strategies and objectives of management for future operations; any statements regarding proposed new products, services or developments; any statements regarding future economic conditions or financial or operating performance; statements of belief and any statements of assumptions

WEBSENSE INC.
Q3 2003 EARNINGS RELEASE (PAGE 5)


underlying any of the foregoing. The potential risks and uncertainties which contribute to the uncertain nature of these statements include, among others, customer acceptance of the company's services, products and fee structures; the success of Websense's brand development efforts; the volatile and competitive nature of the Internet industry; changes in domestic and international market conditions and the entry into and development of international markets for the company's products; risks relating to intellectual property ownership; and the other risks and uncertainties described in Websense's public filings with the Securities and Exchange Commission, available at (<http://www.sec.gov>). Websense assumes no obligation to update any forward-looking statement to reflect events or circumstances arising after the date on which it was made.

                                Tables to follow

WEBSENSE INC.
Q3 2003 EARNINGS RELEASE (PAGE 6)


                                 WEBSENSE, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                         THREE MONTHS ENDED                   NINE MONTHS ENDED
                                                   -------------------------------     -------------------------------
                                                   SEPTEMBER 30,     SEPTEMBER 30,     SEPTEMBER 30,     SEPTEMBER 30,
                                                       2003              2002              2003              2002
                                                    ----------        ----------        ----------        ----------
Revenue                                             $   21,006        $   16,005        $   59,034        $   43,590

Cost of revenue                                          1,412             1,081             4,007             3,075
                                                    ----------        ----------        ----------        ----------

Gross margin                                            19,594            14,924            55,027            40,515

Operating expenses:
    Selling and marketing                                8,236             6,610            22,417            18,845
    Research and development                             3,224             3,063             9,548             7,941
    General and administrative                           1,770             1,503             4,986             4,548
    Amortization of stock-based compensation                11                95                76               380
                                                    ----------        ----------        ----------        ----------
       Total operating expenses                         13,241            11,271            37,027            31,714
                                                    ----------        ----------        ----------        ----------
Income from operations                                   6,353             3,653            18,000             8,801
Other income, net                                          418               665             1,873             2,066
                                                    ----------        ----------        ----------        ----------
Income before income taxes                               6,771             4,318            19,873            10,867
Provision for income taxes                               2,539               280             7,693               627
                                                    ----------        ----------        ----------        ----------
Net income                                          $    4,232        $    4,038        $   12,180        $   10,240
                                                    ==========        ==========        ==========        ==========
Basic net income per share                          $     0.19        $     0.19        $     0.56        $     0.49
                                                    ==========        ==========        ==========        ==========
Diluted net income per share                        $     0.18        $     0.18        $     0.53        $     0.44
                                                    ==========        ==========        ==========        ==========
Basic common shares                                     22,072            21,319            21,917            21,069
                                                    ==========        ==========        ==========        ==========
Diluted common shares                                   23,035            22,913            22,805            23,170
                                                    ==========        ==========        ==========        ==========
FINANCIAL DATA:
Total deferred revenue                              $   78,268        $   55,134        $   78,268        $   55,134
                                                    ==========        ==========        ==========        ==========

WEBSENSE INC.
Q3 2003 EARNINGS RELEASE (PAGE 7)


                                 WEBSENSE, INC.
                           CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)

                                                  SEPTEMBER 30,      DECEMBER 31,
                                                      2003               2002
                                                   ----------         ----------
ASSETS
Current assets:
    Cash and cash equivalents                      $   90,563         $   61,713
    Investments in marketable securities               76,734             78,753
    Accounts receivable, net                           21,601             19,840
    Deferred income taxes                               8,731              8,731
    Other current assets                                1,321              1,184
                                                   ----------         ----------
       Total current assets                           198,950            170,221

Property and equipment, net                             3,247              2,967
Deferred income taxes, less current portion             6,701              6,701
Deposits and other assets                                 392                299
                                                   ----------         ----------
TOTAL ASSETS                                       $  209,290         $  180,188
                                                   ==========         ==========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
    Accounts payable                               $      551         $      761
    Accrued payroll and related benefits                5,152              3,627
    Other accrued expenses                              3,353              3,440
    Income taxes payable                                4,406                970
    Deferred revenue, current portion                  55,804             46,964
                                                   ----------         ----------
       Total current liabilities                       69,266             55,762

Deferred revenue, less current portion                 22,464             17,715

STOCKHOLDERS' EQUITY:
  Common stock                                            225                217
  Additional paid-in capital                          110,924            107,058
  Deferred compensation                                    (7)               (83)
  Retained earnings (deficit)                          11,223               (957)
  Accumulated other comprehensive income                   13                476
  Treasury stock                                       (4,818)                --
                                                   ----------         ----------
    Total stockholders' equity                        117,560            106,711
                                                   ----------         ----------

                                                   ----------         ----------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY         $  209,290         $  180,188
                                                   ==========         ==========

WEBSENSE INC.
Q3 2003 EARNINGS RELEASE (PAGE 8)


                                 WEBSENSE, INC.

                 RECONCILIATION OF BILLINGS TO DEFERRED REVENUE
                                 (IN THOUSANDS)

Deferred revenue balance June 30, 2003                                 $ 71,093
Billings third quarter 2003                                              28,181
Revenue recognized third quarter 2003                                   (21,006)
                                                                       --------
Deferred revenue balance September 30, 2003                            $ 78,268
                                                                       ========